EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (the "Agreement"),  effective as of March 7, 2001 (the

"Effective Date"), between ANNTAYLOR STORES CORPORATION,  a Delaware corporation

(the "Company"), and Barry Erdos (the "Executive").



     WHEREAS,  the  Company  desires to provide  for the  continued  service and employment  of the  Executive  with the  Company  and the  Executive  wishes  to continue to perform  services for the Company,  all in accordance with the terms and conditions provided herein;



     NOW,  THEREFORE,  in  consideration  of the  premises  and  the  respective covenants and  agreements of the parties herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:



     1.  Employment.  The  Company  hereby  agrees to  continue  to  employ  the
         ----------
Executive,  and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.



     2. Term.  The term of employment of the Executive by the Company  hereunder
        ----
(the "Term") will  commence as of the  Effective  Date and will end on the third anniversary of the Effective  Date;  provided,  however,  that commencing on the third  anniversary of the Effective Date, and each such anniversary  thereafter,

the term of the Executive's  employment shall  automatically be extended for one

(1) additional year,  unless,  no later than 90 days prior to such  anniversary,

either  party  shall  have  given  notice to the other  that it does not wish to extend  the  Term of this  Agreement  (such  notice,  a  "Non-Renewal  Notice").

Notwithstanding expiration of the Term or other provisions that survive by their intent, the provisions of Sections 4, 7 and 8 hereof shall continue in effect.



     3. Position and Duties.  The Executive shall serve as Senior Executive Vice
        -------------------
President  and Chief  Operating  Officer  of the  Company  and  shall  have such responsibilities,  duties and authority  consistent  with such  positions as may from time to time be  determined  by the Board of  Directors of the Company (the

"Board").  The  Executive  shall  report  directly  to the  Chairman  and  Chief

Executive Officer (the "CEO").  The Executive shall devote  substantially all of his working time and efforts to the business and affairs of the Company.



     4.  Indemnification.  To  the  fullest  extent  permitted  by law  and  the
         ---------------
Company's  certificate of incorporation and by-laws, the Company shall indemnify




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the Executive for all amounts (including, without limitation,  judgments, fines,

settlement payments,  losses,  damages, costs and expenses (including reasonable attorneys'  fees))  incurred or paid by the  Executive  in  connection  with any action,  proceeding,  suit or  investigation  arising  out of or relating to the performance  by the  Executive of services  for, or acting as a fiduciary of any employee  benefit  plans,  programs  or  arrangements  of  the  Company  or as a director, officer or employee of, the Company or any subsidiary thereof.



     5. Compensation and Related Matters.
        ---------------------------------

               (a)  Annual Compensation.


                    (i)  Base  Salary.  Commencing  on the  Effective  Date  and
                         ------------
                         continuing   during  the  period  of  the   Executive's

                         employment  hereunder,  the  Company  shall  pay to the

                         Executive an annual base salary at a rate not less than

                         $525,000, such salary to be paid in conformity with the

                         Company's policies relating to salaried employees. This

                         salary  may be (but is not  required  to be)  increased

                         from time to time,  subject to and in  accordance  with

                         the annual executive  performance  review procedures of

                         the Company.



                    (ii) Annual  Bonus.  Commencing  on the  Effective  Date and
                         -------------
                         continuing during the period of Executive's  employment

                         hereunder,   the   Executive   shall  be   eligible  to

                         participate  in the  Company's  annual bonus plan as in

                         effect  from  time to time,  and shall be  entitled  to

                         receive such amounts (a "Bonus") as may be  authorized,

                         declared and paid by the Company  pursuant to the terms

                         of  such  plan.  The  Company  currently   maintains  a

                         Management    Performance    Compensation   Plan   (the

                         "Performance   Plan")   pursuant   to   which  it  pays

                         performance  bonus   compensation  to  certain  of  its

                         executives  and  employees.   It  is  agreed  that  the

                         Executive  shall  participate in the  Performance  Plan

                         effective as of the Effective  Date.  This  Executive's

                         Performance  Percentage (as that term is defined in the

                         Performance Plan) shall be established at 60% per annum

                         during the Term.  Executive  shall also  participate in

                         the  Long  Term  Cash   Incentive   Compensation   Plan

                         currently  maintained  by the  Company,  and his Target

                         Award (as defined in such plan) shall be 40%.



               (b)  Stock  Option.  As of the  Effective  Date the Executive has
                    -------------
                    been  granted a  ten-year  non-qualified  option to  acquire

                    75,000  shares of  common  stock of the  Company  ("Shares")

                    pursuant to the  Company's  Amended and Restated  1992 Stock

                    Option and  Restricted  Stock Plan (the  "1992  Plan").  The


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                    option  price  per Share  shall be equal to the Fair  Market

                    Value  (as  defined  in the 1992  Plan) of a Share as of the

                    Effective  Date.  The option shall become  exercisable  with respect to one-fourth of the Shares subject  thereto on each of the  first  four  anniversaries  of the  Effective  Date,

                    provided Executive has remained continuously employed by the

                    Company  until the  applicable  date  (except as provided in

                    Section 6(e)(vi) hereof). The option granted hereunder shall contain such other terms and  conditions as are set forth in the Company's standard stock option agreements applicable to such  option,  including,  but not limited  to,  accelerated exercisability  upon the  occurrence of a Change in Control,

                    which shall have the same meaning as the term  "Acceleration

                    Event," as defined in the 1992 Plan (a "Change in Control").



               (c)  Restricted  Stock. As of the Effective  Date,  Executive has
                    -----------------
                    been granted 25,000 restricted shares of common stock of the

                    Company (the "Restricted Shares") pursuant to the 1992 Plan.

                    One-fourth  of the  Restricted  Shares shall vest on, and be delivered to the Executive promptly  following,  each of the first four anniversaries of the Effective Date, provided the

                    Executive has remained  continuously employed by the Company until the  applicable  date  (except as  provided in Section

                    6(e)(v)   hereof).   Notwithstanding   the  foregoing,   any

                    outstanding Restricted Shares shall become fully vested on a

                    Change in Control.



               (d)  Other  Benefits.   Commencing  on  the  Effective  Date  and
                    ---------------
                    continuing  during  the  period  of  Executive's  employment hereunder, the Executive shall be entitled to participate in all other employee benefit plans,  programs and arrangements of the Company,  as now or hereinafter in effect,  which are applicable  to the Company's  employees  generally or to its executive officers,  as the case may be, subject to and on a basis  consistent  with the terms,  conditions  and  overall administration  of such plans,  programs  and  arrangements;

                    provided,  however,  that Executive  acknowledges and agrees that his  participation in the Company's  Special  Severance

                    Plan shall cease as of the Effective Date. During the period of Executive's employment hereunder,  the Executive shall be entitled to participate  in and receive any fringe  benefits or perquisites  which may become  available to the Company's executive employees.



               (e)  Vacations and Other Leaves.  The Executive shall be entitled
                    --------------------------
                    to four (4) weeks vacation per year and to paid holidays and personal leave days determined in accordance with applicable

                    Company plans and policies.



               (f)  Expenses.  During the period of the  Executive's  employment
                    --------
                    hereunder, the Executive shall be entitled to receive prompt reimbursement  for all  reasonable  and  customary  expenses



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                    incurred by the Executive in performing  services hereunder,

                    including  all expenses of travel and  accommodations  while away from home on  business  or at the request of and in the service of the Company;  provided  that,  such  expenses are incurred and accounted  for in accordance  with the policies and procedures established by the Company.



     6. Termination.  (a) The Executive's employment hereunder may be terminated
        -----------
without breach of this Agreement only under the following circumstances:



                    (i)  Death.  The  Executive's   employment  hereunder  shall
                         -----
                         terminate upon his death.



                    (ii) Cause.   The  Company  may  terminate  the  Executive's
                         -----
                         employment  hereunder for "Cause". For purposes of this

                         Agreement,  the Company shall have "Cause" to terminate

                         the Executive's  employment  hereunder upon the (1) the

                         Executive's  conviction for the commission of an act or

                         acts constituting a felony under the laws of the United

                         States  or  any  state  thereof,   (2)  action  by  the

                         Executive toward the Company involving dishonesty,  (3)

                         the   Executive's   refusal   to  abide  by  or  follow

                         reasonable  written directions of the Board or the CEO,

                         which  does not cease  within  ten (10)  business  days

                         after such written  notice  regarding  such refusal has

                         been  give to the  Executive  by the  Company,  (4) the

                         Executive's  gross  nonfeasance  which  does not  cease

                         within ten (10)  business  days after notice  regarding

                         such  nonfeasance has been give to the Executive by the

                         Company or (5) failure of the  Executive to comply with

                         the provisions of Section 7 or 8 of this Agreement,  or

                         other  willful   conduct  by  the  Executive  which  is

                         intended  to have  and  does  have a  material  adverse

                         impact on the Company.




                    (iii)Disability.   If,  as  a  result  of  the   Executive's
                         ----------
                         incapacity  due to  physical  or  mental  illness,  the

                         Executive  shall  have  been  absent  from  his  duties

                         hereunder on a full-time basis for the entire period of

                         six (6) consecutive months, and within thirty (30) days

                         after  written  Notice of  Termination  (as  defined in

                         Section 6(b) below) is given (which may occur before or

                         after the end of such six (6) month  period)  shall not

                         have  returned  to  the   performance   of  his  duties

                         hereunder  on  a  full-time   basis,   the  Executive's

                         employment hereunder shall terminate for "Disability".



                    (iv) Termination  by  the   Executive.   The  Executive  may
                         -----------
                         terminate his  employment  hereunder for "Good Reason".
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                         For purposes of this  Agreement,  the  Executive  shall

                         have  "Good   Reason"  to  terminate   his   employment

                         hereunder  (1) upon a failure by the  Company to comply

                         with any material provision of this Agreement which has

                         not been  cured  within  ten (10)  business  days after

                         notice  of such  noncompliance  has  been  given by the

                         Executive  to  the  Company,  (2)  upon  action  by the

                         Company  resulting in a diminution  of the  Executive's

                         title or authority or (3) upon the Company's relocation

                         of  the  Executive's   principal  place  of  employment

                         outside of the New York City metropolitan  area, or (4)

                         one year after a Change in Control.



          (b)  Notice  of  Termination.   Any  termination  of  the  Executive's
               ------------------------
               employment  by  the  Company  or by  the  Executive  (other  than termination  under Section  6(a)(i) hereof) shall be communicated by written  Notice of  Termination  to the other party  hereto in

               accordance   with  Section  10  hereof.   For  purposes  of  this

               Agreement,  a "Notice of  Termination"  shall mean a notice which

               shall  indicate  the  specific  termination   provision  in  this

               Agreement  relied upon and shall set forth in  reasonable  detail the  fact  and  circumstances  claimed  to  provide  a basis  for termination of the Executive's  employment under the provision so indicated.



          (c)  Date of Termination.  "Date of Termination" shall mean (i) if the
               -------------------
               Executive's  employment is  terminated by his death,  the date of his  death,  (ii) in the event  that the Term  shall  expire as a result of a  Non-Renewal  Notice  provided  by the Company to the

               Executive,  the date of the  expiration  of the Term and (iii) in each other case, the date specified in the Notice of Termination;

               provided  that,  if within  thirty  (30) days after any Notice of

               Termination   is  given  the  party   receiving  such  Notice  of

               Termination  notifies  the  other  party  that a  dispute  exists concerning the termination,  the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written  agreement  of the  parties  or by a  binding  and  final arbitration award.



          (d)  Termination  Upon  Death;   Disability;   for  Cause;   Voluntary
               -----------------------------------------------------------------
               Termination  other  than  for  Good  Reason.  If the  Executive's
               -------------------------------------------
               employment  is  terminated  by  reason  of  Executive's  death or

               Disability,  by the  Company  for  Cause  or  voluntarily  by the

               Executive other than for Good Reason,  the Company shall, as soon as practicable  after the Date of Termination,  pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of  Termination  under  Section 5(a) hereof and shall pay to  the  Executive,  in  accordance  with  the  terms  of the applicable  plan or program,  all other  unpaid  amounts to which

               Executive is then entitled under any compensation or benefit plan or program of the Company (collectively,  "Accrued Obligations");

               upon such payment,  the Company shall have no further obligations to the Executive under this Agreement.


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               (e)  Termination  Without  Cause;  Termination  for Good  Reason;
                    ---------------------------   -----------------------------
                    Non-Renewal.  If the Company shall terminate the Executive's
                    -----------
                    employment  other  than  for  Cause or the  Executive  shall terminate his  employment  for Good Reason or the Term shall expire as a result of a Non-Renewal  Notice  provided by the

                    Company to the Executive,  then,  subject to compliance with the provisions of Sections 7 and 8 hereof:



                    (i)  the  Company  shall  pay to the  Executive,  as soon as practicable after the Date of Termination,  the Accrued

                         Obligations;



                    (ii) (A) unless clause (B) below applies, then following the

                         Date of  Termination  and for the longer of twelve (12)

                         months  thereafter  or the  balance  of the  Term,  the

                         Company shall pay to the  Executive  monthly an amount,

                         ("Severance  Payments")  equal to the  quotient  of the

                         Executive's annual base salary at the rate in effect as

                         of the Date of Termination (the "Base Salary"), divided

                         by the number twelve (12) (minus any amounts payable to

                         the  Executive  during any such  month as a  disability

                         benefit under a Company paid plan), or (B) in the event

                         the Date of Termination occurs on or following a Change

                         in Control,  then,  within five (5) days after the Date

                         of Termination,  the Company shall pay to the Executive

                         in a lump sum an amount equal to the product of (X) the

                         sum of the  Executive's  Base Salary and the average of

                         the annual bonuses earned by the Executive in the three

                         fiscal years of the Company ended  immediately prior to

                         the Date of  Termination  (or, if higher,  in the three

                         fiscal years of the Company ended  immediately prior to

                         the  Change  in  Control)  multiplied  by (Y)  two  and

                         one-half (2-1/2). For purposes of this subsection (ii):

                         (I) if the  Date of  Termination  occurs  prior  to the

                         occurrence  of a  Change  in  Control  but  during  the

                         pendency   of  a   Potential   Change  in  Control  (as

                         hereinafter defined), such Date of Termination shall be

                         deemed to have  occurred  following a Change in Control

                         and  (II) a  "Potential  Change  in  Control"  shall be

                         deemed to have  occurred  if the event set forth in any

                         one of the following clauses shall have occurred:



          (1)  the Company enters into an agreement,  the  consummation of which would result in the occurrence of a Change in Control;



          (2)  the Company or any person (as  defined in Section  3(a)(9) of the

               Securities Exchange Act of 1934, as amended (the "Exchange Act"),

               as  modified  and used in  Sections  13(d) and 14(d)  thereof  (a

               "Person"),  except  that such  term  shall  not  include  (i) the
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               Company  or any of its  subsidiaries,  (ii) a  trustee  or  other fiduciary  holding  securities  under an employee benefit plan of the  Company  or any  of its  affiliates,  (iii)  an  underwriter temporarily  holding  securities  pursuant to an offering of such securities,  or (iv) a corporation owned, directly or indirectly,

               by the  stockholders  of the  Company in  substantially  the same proportions as their ownership of stock of the Company)  publicly announces  an  intention  to take or to consider  taking  actions which, if consummated, would constitute a Change in Control;



          (3)  any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the  Company  representing  15% of or more  of  either  the  then outstanding shares of common stock of the Company or the combined voting power of the Company's then  outstanding  securities  (not including in the securities beneficially owned by such Person any securities acquired directly from the Company); or



          (4)  the Board adopts a resolution to the effect that, for purposes of this subsection (ii), a Potential Change in Control has occurred.



For  purposes  of this  Agreement,  the period  during or with  respect to which

Executive  is  entitled  to receive  payments  hereunder  is  referred to as the

"Severance Period";
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                    (iii)the  Company  shall pay to the  Executive,  at the same time as bonuses are paid to other Company executives, a

                         Bonus with  respect to the fiscal year in which  occurs

                         the Date of  Termination,  such  Bonus to be based upon

                         actual  performance  for such fiscal year and pro rated

                         to  reflect  the  number  of days in such  fiscal  year

                         through and including the Date of Termination; and



                    (iv) the  Executive  shall  continue to be provided  for the duration of the Severance  Period with the same medical

                         and life  insurance  coverage  as  existed  immediately

                         prior to the Notice of Termination;  provided, however,

                         that  benefits  otherwise  receivable  by the Executive

                         pursuant to this Section  6(e)(iv)  shall be reduced to

                         the extent that  benefits of the same type are received

                         by or  made  available  to  the  Executive  during  the

                         Severance Period (and any such benefits  received by or

                         made  available to the  Executive  shall be reported to

                         the Company by the Executive);



                    (v)  any  outstanding  Restricted  Shares shall become fully vested;




                    (vi) in the event that the Date of Termination  occurs prior to a Change  in  Control,  then  (x)  each  outstanding

                         Option shall vest and become  exercisable in accordance

                         with the  schedule  set forth in Section 5(b) hereof as

                         if no  termination  of  employment  occurred  and  such

                         Option shall  terminate 90 days after the expiration of

                         the Severance Period;



                    (vii)in the event that the Date of Termination  occurs on or after a Change in Control, then each outstanding Option

                         which  became  vested  upon such  Change in  Control in

                         accordance  with  the  terms of  Sections  5(b) and (c)

                         hereof shall  terminate 90 days after the expiration of

                         the Severance Period.



     (f)  Gross-Up Payment. In the event that any payment or benefit received or
          ----------------
          to be received by the Executive in connection with a Change in Control or  the  termination  of  the  Executive's  employment,  whether  such payments  or  benefits  are  received  pursuant  to the  terms of this

          Agreement  or any  other  plan,  arrangement  or  agreement  with  the

          Company, any person whose actions result in a Change in Control or any person  affiliated  with the Company or such person (all such payments and benefits  being  hereinafter  called "Total  Payments"),  would be subject  (in whole or part),  to the tax (the  "Excise  Tax")  imposed under  Section 4999 of the Internal  Revenue Code of 1986,  as amended

          (the "Code"),  the Company shall pay to the Executive such  additional

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

          amounts  (the  "Gross-Up  Payment")  as may be  necessary to place the

          Executive in the same after-tax position as if no portion of the Total

          Payments  had been  subject to the Excise  Tax.  In the event that the

          Excise Tax is subsequently determined to be less than the amount taken into account hereunder,  the Executive shall repay to the Company,  at the time that the  amount of such  reduction  in Excise Tax is finally determined , the portion of the Gross-Up Payment  attributable to such reduction (plus that portion of the Gross-Up  Payment  attributable to the Excise Tax and federal,  state and local income tax imposed on the

          Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local  income tax  deduction)  plus  interest on the amount of such repayment at the rate provided in Section  1274(b)(2)(B)  of the Code.

          In the event that the Excise  Tax is  determined  to exceed the amount taken into account  hereunder  (including by reason of any payment the existence or amount of which cannot be  determined  at the time of the

          Gross-Up  Payment),  the  Company  shall make an  additional  Gross-Up

          Payment in respect of such excess  (plus any  interest,  penalties  or additions payable by the Executive with respect to such excess) at the time  that the  amount  of such  excess  is  finally  determined.  The

          Executive and the Company  shall each  reasonably  cooperate  with the other in connection with any  administrative  or judicial  proceedings concerning  the  existence or amount of liability  for Excise Tax with respect to the Total Payments.



               7. Nonsolicitation; Noncompete.
                  ----------------------------



                    (a)  Subject to (c) below,  during the period of Executive's employment, during the period he is receiving Severance

                         Payments   hereunder   and,   in  the  case  where  the

                         Executive's  employment  is  terminated  for  Cause  or

                         executive voluntarily terminates his employment without

                         Good  Reason,  for  a  period  of  twelve  (12)  months

                         following  such  termination,  the Executive  shall not

                         initiate  discussions  with any  person  who is then an

                         executive employee of the Company (i.e., director level

                         or above)  with the intent of  soliciting  or  inducing

                         such person to leave his or her employment, with a view

                         toward  joining  the  Executive  in the  pursuit of any

                         business   activity   (whether  or  not  such  activity

                         involves  engaging or  participating  in a  Competitive

                         Business, as defined below).  Notwithstanding and other

                         provision  of this  Agreement to the  contrary,  in the

                         event  Executive  fails to  comply  with the  preceding

                         sentence, all rights of the Executive and his surviving

                         spouse or other  beneficiary  hereunder  to any  future

                         Severance Payments,  Bonus Payments and continuing life

                         insurance  and  medical  coverage  and all rights  with

                         respect to restricted stock and exercisability of stock

                         options  shall  be  forfeited;   provided   that,   the
                                                          --------   ----
                         foregoing shall not apply if such failure of compliance

                         commences following a Change in Control.

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                    (b)  Subject to (c) below, for as long as Executive receives

                         Severance   Payments,   or  in  the  case   where   the

                         Executive's  employment  is  terminated  for  Cause  or

                         executive voluntarily terminates his employment without

                         Good  Reason,  for  a  period  of  twelve  (12)  months

                         following  such   termination,   Executive  shall  not,

                         without the prior written consent of the Company (which

                         consent shall not be unreasonably withheld),  engage or

                         participate in any business  which is "in  competition"

                         (as defined  below) with the business of the Company or

                         any of its 50% or more owned  affiliates (such business

                         being referred to herein as a "Competitive  Business").

                         Notwithstanding  any other  provision of this Agreement

                         to the contrary,  in the event the  Executive  fails to

                         comply with the preceding  sentence,  all rights of the

                         Executive and his surviving spouse or other beneficiary

                         hereunder  to  any  future  Severance  Payments,  Bonus

                         Payments  and  continuing  life  insurance  and medical

                         coverage  and all rights  with  respect  to  restricted

                         stock  and  exercisability  of stock  options  shall be

                         forfeited; provided that, the foregoing shall not apply

                         if such  failure of  compliance  commences  following a

                         Change in Control.



                    (c)  In the event of a violation of paragraphs  7(a) or 7(b)

                         hereof, the remedies of the Company shall be limited to

                         (i) if such  violation  occurs  during  the  period  of

                         Executive's  employment  hereunder,  termination of the

                         Executive  for Cause and the  associated  rights of the

                         Company  specified  herein  resulting  therefrom,  (ii)

                         regardless of when such violation occurs, forfeiture by

                         the  Executive  of the  payments,  benefits  and  other

                         rights set forth in paragraphs (a) and (b) above if and

                         to the extent  provided in such  paragraphs,  and (iii)

                         the right to seek injunctive  relief in accordance with

                         and to the extent provided in Section 14 hereof.



                    (d)  For   purposes   hereof,   a   business   will  be  "in

                         competition"  with the  business  of the Company or its

                         50% or  more  owned  affiliates  if (i)  the  Company's

                         business  with  which  the  other   business   competes

                         accounted for 20% or more of the Company's consolidated

                         revenues as of the end of its most  recently  completed

                         fiscal year prior to the Date of Termination,  and (ii)

                         the entity (including all 50% or more owned affiliates)

                         through which the other business is or will be operated

                         maintains a "women's  apparel" business which generated

                         at least $50  million  in revenue  during the  entity's

                         most recently  completed fiscal year ended prior to the

                         date the Executive  commences (or proposes to commence)

                         to engage or  participate  in the other  business.  For

                         purposes  hereof,  "women's  apparel"  shall consist of

                         dresses,  jackets,  pants, skirts,  blouses,  sweaters,

                         T-shirts, outerwear, footwear and accessories.




                    (e)  Notwithstanding the foregoing, the Executive's engaging in the following  activities  shall not be construed as


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

                         engaging or  participating  in a Competitive  Business:

                         (i) investment banking;  (ii) passive ownership of less

                         than 2% of any class of securities of a public company;

                         (iii)  engaging  or  participating  in   noncompetitive

                         businesses  of an entity which also operates a business

                         which  is "in  competition"  with the  business  of the

                         Company or its  affiliates;  (iv) serving as an outside

                         director of an entity which  operates a business  which

                         is "in competition" with the business of the Company or

                         its  affiliates,  so  long  as  such  business  did not

                         account for 10% or more of the consolidated revenues of

                         such  entity  as  of  the  end  of  its  most  recently

                         completed  fiscal  year  prior  to the  date  Executive

                         commences  (or  proposes  to  commence)  serving  as an

                         outside director;  (v) engaging in a business involving

                         licensing  arrangements so long as such business is not

                         an in-house arrangement for any entity "in competition"

                         with the  business  of the  Company or its  affiliates;

                         (vi) affiliation  with an advertising  agency and (vii)

                         after    cessation   of    employment,    engaging   or

                         participating  in the  "wholesale"  side of the women's

                         apparel business,  which for purposes hereof shall mean

                         the  design,  manufacture  and sale of piece  goods and

                         women's  apparel to unrelated  third parties,  provided

                         that if the entity for which the  Executive  so engages

                         or  participates   (including  its   affiliates)   also

                         conducts  a  retail  women's  apparel  business,   then

                         effective    upon   the    Executive's    engaging   or

                         participating  in such business,  all  continuing  life

                         insurance and medical coverage  provided by the Company

                         shall  cease and all  Severance  Payments  shall  cease

                         except for amounts  representing the excess (if any) of

                         the  Executive's  annual base salary  hereunder (at the

                         rate in effect as of the Date of Termination)  over the

                         executive's  base salary  received from such entity and

                         its affiliates, which amounts shall continue to be paid

                         by the  Company  for  the  remainder  of the  Severance

                         Period. The exceptions  contained in subparagraph (vii)

                         above  and  subparagraph  (iii)  above  to  the  extent

                         covered by  subparagraph  (vii) shall not be applicable

                         if the Executive's cessation of employment is voluntary

                         by the  Executive  without  Good  Reason  and  his  new

                         engagement  of   participation   involves   "wholesale"

                         operations  which include or also conduct  retail sales

                         of  women's   apparel  other  than  factory  outlet  or

                         discount stores to liquidate  unsold women's apparel of

                         such wholesale operations.



     8. Protection of Confidential Information.
        ---------------------------------------


               (a)  Executive  acknowledges  that his  employment by the Company will,  throughout  the Term of this  Agreement,  involve him obtaining  knowledge of confidential  information  regarding the business and affairs of the Company.  In  recognition of the foregoing, the Executive covenants and agrees:




                    (i)  that, except in compliance with legal process,  he will keep  secret all  confidential  matters of the  Company

                         which are not  otherwise in the public  domain and will

                         not  intentionally  disclose them to anyone  outside of


================================================================================
                         the Company,  wherever  located (other than to a person

                         to  whom   disclosure   is   reasonably   necessary  or

                         appropriate  in  connection  with  the  performance  by

                         Executive of his duties as an executive  officer of the

                         Company),  either during or after the Term, except with

                         the  prior  written  consent  of the  Board or a person

                         authorized thereby; and



                    (ii) that  he  will  deliver  promptly  to  the  Company  on termination of his employment, or at any other time the

                         Company may so request, all memoranda,  notes, records,

                         customer  lists,  reports and other  documents (and all

                         copies thereof) relating to the business of the Company

                         which he  obtained  while  employed  by,  or  otherwise

                         serving or acting on behalf of, the  Company  and which

                         he may then possess or have under his control.



               (b)  Notwithstanding   the  provisions  of  Section  14  of  this

                    Agreement,   if  the  Executive  commits  a  breach  of  the

                    provisions  of Section  8(a)(i) or 8(a)  (ii),  the  Company shall  have the  right and  remedy  to have such  provisions

                    specifically   enforced   by   any   court   having   equity

                    jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the  Company  and that  money  damages  will not  provide an adequate remedy to the Company.



     9. Successors; Binding Agreement.
        -----------------------------


               (a)  Neither this  Agreement  nor any rights  hereunder  shall be assignable  or  otherwise  subject to  hypothecation  by the

                    Executive  (except  by will or by  operation  of the laws of intestate  succession)  or by the  Company,  except that the

                    Company  will  require  any  successor  (whether  direct  or indirect, by purchase,  merger,  consolidation or otherwise)

                    to all or substantially all of the business and/or assets of the Company,  by agreement in form and substance  reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the  Company  would be required to perform it if no  such  succession  had  taken  place.  As  used  in  this

                    Agreement,  "Company" shall mean the Company a herein before defined and any  successor to its business  and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which  otherwise  becomes  bound by all the terms and  provisions of this Agreement by operation of law.



               (b)  This  Agreement  and all rights of the  Executive  hereunder shall  inure to the  benefit  of and be  enforceable  by the

================================================================================

                    Executive's  personal or legal  representatives,  executors,

                    administrators,  successors,  heirs, distributees,  devisees and legatees.  If the Executive should die while any amounts would still be payable to his  hereunder if he had continued

                    to live, all such amounts, unless otherwise provided herein,

                    shall be paid in accordance with the terms of this Agreement to the Executive's  devisee,  legatee, or other designee or,

                    if there be no such designee, to the Executive's estate.



     10. Notice.  For the purposes of this Agreement,  notices,  demands and all
         ------
other  communications  provided  for in this  Agreement  shall be in writing and shall be deemed to have been duly given  when  delivered  or  (unless  otherwise specified)  mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:



If to the Company:

                  AnnTaylor Stores Corporation
                  142 West 57th Street
                  New York, New York  10019
                  Attn:  General Counsel



If to the Executive:


                  Barry Erdos
                  48 East 13th Street
                  New York, NY
                  10003


or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.





     11. Miscellaneous.  No provisions of this Agreement may be modified, waived
         -------------
or  discharged  unless such  waiver,  modification  or discharge is agreed to in writing  signed by the  Executive  and such  officer  of the  Company  as may be specifically  designated  by the Board.  No waiver by either party hereto at any time of any  breach by the  other  party  hereto  of, or  compliance  with,  any condition  or  provision  of this  Agreement to be performed by such other party shall be deemed a waiver of similar or  dissimilar  provisions  or conditions at the same or at any prior or subsequent  time. No agreements or  representations,

oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not set forth expressly in this Agreement.

The validity,  interpretation,  construction  and  performance of this Agreement

================================================================================
shall be  governed  by the laws of the state of New York  without  regard to its conflicts  of law  principles.  All  payments  hereunder  shall  be  subject  to applicable Federal, State and local tax withholding requirements.




     12.  Validity.  The  invalidity  or  unenforceability  of any  provision or
          --------
provisions of this Agreement shall not affect the validity or  enforceability of any other  provision  of this  Agreement,  which shall  remain in full force and effect.



     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
           ------------
counterparts,  each of which shall be deemed to be an original  but all of which together will constitute one and the same instrument.



     14. Arbitration.  Any dispute or controversy arising under or in connection
         -----------
with this  Agreement  shall be settled  exclusively  by  arbitration,  conducted before a panel of three  arbitrators  in New York  City in  accordance  with the rules of the American  Arbitration  Association then in effect.  Judgment may be entered on the  arbitrator's  award in any court having  jurisdiction;  provided that, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the  provisions of Section 7 or 8 of the  Agreement and the Executive  hereby consents that such  restraining  order or injunction may be granted  without the necessity of the Company's posting any bond. Each party shall bear its own costs and expenses (including,  without limitation, legal fees) in connection with any arbitration proceeding instituted hereunder.



     15. Entire  Agreement.  This Agreement,  together with the compensation and
         -----------------
benefits  plans and  practices  referred to in Section 5 hereof,  sets forth the entire  agreement  of the  parties  hereto  in  respect  of the  subject  matter

contained  herein  and  all  other  prior   agreements,   promises,   covenants,

arrangements,  communications,  representations  or warranties,  whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

================================================================================

            IN WITNESS WHEREOF, the parties have executed this

Agreement as of the Effective Date.

                              ANNTAYLOR STORES CORPORATION




                             By:
                                   ----------------------------------
                                    Name: J. Patrick Spainhour
                                    Title:Chief Executive Officer



                                    /s/Barry Erdos
                                    --------------------------------
                                       Barry Erdos